EXHIBIT 21.1



                       LIST OF SUBSIDIARIES OF THE COMPANY



Name of Subsidiary                                   State of Incorporation
------------------                                   ----------------------

Analytical Biosystems Corporation                    Delaware

NTBM Billing Services, Inc.                          Delaware